S&W Announces Third Quarter Fiscal 2024 Financial Results

LONGMONT, Colorado – May 14, 2024 – S&W Seed Company (Nasdaq: SANW) today announced financial results for the three months ended March 31, 2024.

Financial Highlights

•
Revenue for the third quarter of fiscal 2024 was $18.3 million, a 3.7% increase compared to the third quarter of fiscal 2023. Double TeamTM sorghum revenue was $3.4 million in the third quarter of fiscal 2024 compared to $3.8 million in the third quarter of fiscal 2023.
•
Gross profit margin for the third quarter of fiscal 2024 was 27.4%, an improvement from 25.1% in the third quarter of fiscal 2023.
•
GAAP operating expenses were $7.7 million for the third quarter of fiscal 2024 compared to GAAP operating expenses of $8.3 million for the third quarter of fiscal 2023.
•
GAAP net loss was ($5.5) million, or ($0.13) per basic and diluted share, for the third quarter of fiscal 2024 compared to GAAP net income of $32.1 million, or $0.75 per basic share and $0.74 per diluted share, for the third quarter of fiscal 2023. A $38.3 million gain was recognized in the third quarter of fiscal 2023 related to the formation of Vision Bioenergy Oilseeds LLC, or Vision Bioenergy, a biofuel production partnership with Equilon Enterprises LLC (dba Shell Oil Products US, or Shell).
•
Adjusted EBITDA (see Table B) was ($1.2) million for the third quarter of fiscal 2024 compared to ($0.4) million for the third quarter of fiscal 2023.
•
Received $6.0 million payment from Shell in February 2024 as additional consideration related to the formation of Vision Bioenergy in February 2023. Received $1.0 million payment from Trigall Genetics S.A., or Trigall, in January 2024 as additional consideration related to the sale of 80% interest in Trigall Australia Pty Ltd., or Trigall Australia, a wheat development partnership, in December 2022. Received additional $0.4 million from Trigall in May 2024 for the sale of remaining 20% interest in Trigall Australia and assets used in the partnership.

Management Discussion

“S&W’s commercial launch of Double Team has gone exceedingly well, with expectations for the proprietary, high-value sorghum trait technology to be planted on more than 10% of all sorghum acres in the United States in 2024,” commented S&W Seed Company’s CEO, Mark Herrmann. “This rapid adoption of our high margin solution (Double Team has gross margins of greater than 60%) in just three years since its initial introduction has led to a strong improvement in company-wide gross margins, with year to date margins of 29.2% compared to 23.2% in the previous year. As total revenue in the future continues to shift more towards our robust sorghum technology portfolio, including product line extensions and new technology offerings planned over the next year, we expect to see continued margin expansion in support of our near-term goal of profitability.”

“While the Americas sorghum technology and forage businesses continue to meet all expectations, we are experiencing challenges to our international operations due to the expanding conflicts in the Middle East North Africa, or MENA, region we discussed last quarter. The war in Ukraine, the Sudan Civil War, and expanding geopolitical disruptions have caused the transition of many alfalfa growers in the MENA region to plant wheat this upcoming season and have caused disruptions to normal farming operations and seed distribution channels. The situation in the MENA region has worsened during the past quarter. The Department of Ministry in Saudi Arabia has recently discontinued their approval of import permits for all forages, which includes alfalfa and all grasses, as a means of water conservation. As these barriers of entry worsen in the MENA region, we expect to see an impact of approximately $6.0 to $7.0 million in revenue from our previously stated guidance. This decrease is within our mid-margin alfalfa products and will affect both volume and pricing expectations on a go-forward basis globally for the remainder of fiscal 2024.”

“As we have signaled in our previous earnings call, we have seen a shortage in supply within our Australia Pasture products, which has limited our ability to meet demand in Australia. This will result in a $3.0 to $4.0 million revenue reduction in the third and fourth quarters of fiscal 2024 within our low margin pasture products.”

“The above-mentioned challenges on our sales expectations will result in approximately a $1.0 to $1.5 million decrease in our adjusted EBITDA expectations for fiscal 2024, which includes an offset in our cost savings within our operations organization and other operating expenses on the efficiencies and synergies executed globally earlier in fiscal 2024. Further, we enhanced our cash position through the receipt of $6.0 million in new, non-dilutive payments received during the third fiscal quarter from Shell for our biofuels partnership, and $1.4 million from Trigall related to the sale of our interest in Trigall Australia and assets used in the partnership.”

“Beyond our current initiatives, including achieving rapid adoption of our commercial Double Team Grain and Forage sorghum technology solutions, we are focused on executing on a number of potential future growth drivers. The first is our plan to launch a new sorghum trait technology product in the United States expected to be commercially introduced--Prussic Acid Free. We also plan to introduce our first “stacked trait” by combining Double Team and Prussic Acid Free into a single seed option to add value for farmers and improve profitability for the Company. We expect to then expand internationally further through branded and licensing (Australia & Mexico) and through licensing agreements in other key international sorghum markets (Brazil & Argentina). We expect these initiatives will contribute to, and benefit from, anticipated global growth in sorghum acres over the next decade driven by a step change in productivity compared to competing crops, such as corn, which are less adapted for acres with limited water and higher temperatures. I am incredibly optimistic for the future opportunities we have in front of us to transform the sorghum industry.”

Financial Results

Total revenue for the third quarter of fiscal 2024 was $18.3 million compared to total revenue for the third quarter of fiscal 2023 of $17.7 million. The quarter-over-quarter increase in revenue was primarily attributable to a $1.5 million increase in non-dormant alfalfa sales in Argentina, offset by a $0.4 million decrease in Australia sales of non-dormant alfalfa, forage cereals, and pasture products due to dry planting conditions and a $0.4 million decrease in Double Team sorghum revenue due to timing of sales quarter over quarter.

Gross profit margin for the third quarter of fiscal 2024 was 27.4% compared to gross profit margin for the third quarter of fiscal 2023 of 25.1%. The improvement in gross profit margin was primarily driven by a 6.4% improvement related to Australian receivables for contracts denominated in U.S. dollar and a 0.2% increase driven by cost savings in production that improved sorghum margins, offset by a 2.0% decrease for inventory write-offs of dormant alfalfa, a 1.5% decrease in Double Team sorghum margins due to a decrease in volume sold, and a 0.8% decrease in non-dormant alfalfa margins in Australia's domestic market.

GAAP operating expenses for the third quarter of fiscal 2024 were $7.7 million compared to GAAP operating expenses for the third quarter of fiscal 2023 of $8.3 million. This decrease was primarily driven by a $0.4 million improvement in selling, general, and administrative expenses and a $0.3 million improvement from research and development expenses.

Adjusted operating expenses (see Table A1) for the third quarter of fiscal 2024 were $6.3 million compared to $6.5 million in the third quarter of fiscal 2023. The $0.2 million decrease in adjusted operating expenses for the third quarter of fiscal 2024 was attributed to a $0.3 million decrease in research and development expenses offset by a $0.1 million increase in selling, general, and administrative expenses after excluding non-recurring transaction costs.

GAAP net loss for the third quarter of fiscal 2024 was ($5.5) million, or ($0.13) per basic and diluted share, compared to GAAP net income of $32.1 million, or $0.75 per basic share and $0.74 per diluted share, for the third quarter of fiscal 2023.

Adjusted net loss (see Table A2) for the third quarter of fiscal 2024 was ($4.4) million, or ($0.10) per basic and diluted share, excluding interest expense - amortization of debt discount, non-recurring transaction costs, dividends accrued for participating securities and accretion, and equity in loss of equity method investee (Vision Bioenergy), net of tax. Adjusted net loss for the third quarter of fiscal 2023 was ($3.1) million, or ($0.07) per basic and diluted share, excluding interest expense - amortization of debt discount, other finance expenses, non-recurring transaction costs, dividends accrued for participating securities and accretion, gain on sale of business interest, and equity in loss of equity method investee (Vision Bioenergy), net of tax.

Adjusted EBITDA (see Table B) for the third quarter of fiscal 2024 was ($1.2) million compared to adjusted EBITDA for the third quarter of fiscal 2023 of ($0.4) million.

Fiscal 2024 Guidance

The Company is updating its expectations for fiscal 2024 revenue to be in a range of $67.0 to $70.0 million. The Company reaffirms its expectations that its Americas operations will be in a range of $32.0 to $33.0 million, of which the Company’s high margin Double Team sorghum solutions is expected to continue be in a range of $11.5 to $14.0 million, representing an increase of 77% to 115% compared to fiscal 2023 for the product line. International operations are now expected to be in a range of $35.0 to $37.0 million, compared to previous expectations of $45.0 to $50.0 million. The change in international expectations is primarily due to the geopolitical disruptions worsening in the MENA region.

The Company now expects adjusted EBITDA to be in a range of ($8.5) million to ($6.0) million for fiscal 2024 compared to adjusted EBITDA of ($9.3) million in fiscal 2023. Previously, the Company expected adjusted EBITDA to be in the range of ($7.5) million to ($4.0) million for fiscal 2024.

As the partnership with Shell is accounted for as an equity method investment, it is not expected to have a material impact on S&W’s full-year financial results for fiscal 2024.

Conference Call

S&W Seed Company has scheduled a conference call for Tuesday, May 14, 2024, at 11:00am ET (8:00am PT) to review these results. Interested parties can access the conference call by dialing (844) 861-5498 or (412) 317-6580 or can listen via a live Internet webcast, which is available in the Investor Relations section of the Company’s website at http://www.swseedco.com/investors or https://app.webinar.net/wJxDBbKqQ5v. A teleconference replay of the call will be available for seven days at (877) 344-7529 or (412) 317-0088, confirmation #2596358. A webcast replay will be available in the Investor Relations section of the Company’s website at http://www.swseedco.com/investors or https://app.webinar.net/wJxDBbKqQ5v for 30 days.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we have provided the following non-GAAP financial measures in this release and the accompanying tables: adjusted EBITDA; adjusted operating expenses; as well as adjusted net loss and adjusted net loss per share. We use these non-GAAP financial measures internally to facilitate period-to-period comparisons and analysis of our operating performance and liquidity, and believe they are useful to investors as a supplement to GAAP measures in analyzing, trending and benchmarking the performance and value of our business. However, these measures are not intended to be a substitute for those reported in accordance with GAAP. These measures may be different from non-GAAP financial measures used by other companies, even when similar terms are used to identify such measures.

For reconciliations of historical non-GAAP financial measures to the most comparable financial measures under GAAP, see Tables A1, A2, and B accompanying this release. We have not reconciled our guidance for adjusted EBITDA for fiscal 2024 to net loss because the reconciling line items that impact net loss, including interest expense, non-cash stock-based compensation, foreign currency loss, and equity in loss of equity method investee (Vision Bioenergy), net of tax, among others, are uncertain or out of our control and cannot be reasonably predicted. The actual amount of these items during fiscal 2024 will have a significant impact on net loss. Accordingly, a reconciliation of this non-GAAP measure to its most directly comparable GAAP measure is not available without unreasonable efforts.

In order to calculate these non-GAAP financial measures, we make targeted adjustments to certain GAAP financial line items found on our condensed consolidated statement of operations, backing out non-recurring or unique items that we believe otherwise distort the underlying results and trends of the ongoing business. We have excluded the following items from one or more of our non-GAAP financial measures for the periods presented:

Selling, general and administrative expenses; operating expenses. We exclude from operating expenses depreciation and amortization and a portion of SG&A expense related to non-recurring transaction costs and, for our adjusted EBITDA calculation, also non-cash stock-based compensation. We exclude non-recurring transaction costs from our total operating expenses to provide investors a method to compare our operating results to prior periods and to peer companies, as such amounts can vary significantly based on the frequency of restructuring or acquisition events and the magnitude of restructuring or acquisition expenses.

Foreign currency loss. The foreign currency loss represents fluctuations from changes in exchange rates that are uncertain or out of our control and cannot be reasonably predicted. We believe it is useful to exclude this amount in order to better understand our business performance and allow investors to compare our results with peer companies.

Interest expense – amortization of debt discount. Amortization of debt discount and debt issuance costs are primarily related to our working capital lines of credit and term loans. These amounts are non-cash charges and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Interest expense, net. Interest expense, net primary consists of interest incurred on our working capital credit facilities, the MFP Loan, the AgAmerica loan, and equipment capital leases. We believe it is useful to exclude these amounts to better understand our business performance and allow investors to compare our results with peer companies.

Dividends accrued for participating securities and accretion. Dividends accrued for participating securities and accretion relates to dividends accrued for the Series B convertible preferred stock and the accretion for the discount related to the warrants issued in conjunction with the Series B convertible preferred stock. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Equity in loss of equity method investee (Vision Bioenergy), net of tax. This loss represents S&W's percentage of Vision Bioenergy's loss for the three and nine months ended March 31, 2024 and 2023, as it has significant influence in the Company. We believe it is useful to exclude this amount in order to better understand our business performance and allow investors to compare our results with peer companies.

Descriptions of the non-GAAP financial measures included in this release and the accompanying tables are as follows:

Adjusted Operating Expenses. We define adjusted operating expenses as GAAP operating expenses adjusted to exclude depreciation and amortization, loss on disposal of property, plant and equipment, and non-recurring transaction costs. We believe that the use of adjusted operating expenses is useful to investors and other users of our financial statements in evaluating our operating performance because it provides a method to compare our operating results to prior periods and to peer companies after making adjustments for depreciation and amortization and amounts that are not expected to recur.

Adjusted net loss and loss per share. We define adjusted net loss as net (loss) income attributable to S&W Seed Company less interest expense – amortization of debt discount, non-recurring transaction costs, dividends accrued for participating securities and accretion, gain on sale of business interest, and equity in loss of equity method investee (Vision Bioenergy), net of tax. We believe that these non-GAAP financial measures provide useful supplemental information for evaluating our operating performance.

Adjusted EBITDA. We define adjusted EBITDA as net (loss) income attributable to S&W Seed Company adjusted to exclude interest expense, net, interest expense – amortization of debt discount, benefit from income taxes, depreciation and amortization, non-recurring transaction costs, non-cash stock-based compensation, foreign currency loss, gain on sale of business interest, gain on disposal of intangible assets, gain on sale of equity investment, equity in loss of equity method investee (Vision Bioenergy), net of tax, and dividends accrued for participating securities and accretion. We believe that the use of adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We use adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of our overall assessment of our performance, for planning purposes, including the preparation of our annual operating budget, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. Management does not place undue reliance on adjusted EBITDA as its only measure of operating performance. Adjusted EBITDA should not be considered as a substitute for other measures of financial performance reported in accordance with GAAP.

Financial Tables

For a complete press release including financial tables, please view online at: https://swseedco.com/investors/press-releases/.

About S&W Seed Company

Founded in 1980, S&W Seed Company is a global multi-crop, middle-market agricultural company headquartered in Longmont, Colorado. S&W’s vision is to be the world’s preferred proprietary seed company which supplies a range of sorghum, forage and specialty crop products that supports the growing global demand for animal proteins and healthier consumer diets. S&W is a global leader in proprietary alfalfa and sorghum seeds with significant research and development, production and distribution capabilities. S&W also has a commercial presence in pasture and sunflower seeds, and through a partnership, is focused on sustainable biofuel feedstocks primarily within camelina. For more information, please visit www.swseedco.com.

Safe Harbor Statement

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” describe future expectations, plans, results, or strategies and are generally preceded by words such as “ability,” “believe,” “may,” “future,” “plan,” “should” or “expects.” Forward-looking statements in this release include, but are not limited to: our guidance on revenue and adjusted EBITDA for the fiscal year ending June 30, 2024; our success in developing and commercializing Double Team Forage Sorghum solution, Prussic Acid Free Trait and "stacked trait" for sorghum; our expected timelines for the development and launch of our products; the continued rapid adoption of Double Team Grain Sorghum and projected growth of its share of all grain sorghum acres in the U.S.; our expectation of rapid adoption of Double Team Forage Sorghum; and the success of our cost-saving, production optimization and operational initiatives to mitigate the impact of geopolitical events and drive our business towards profitability. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including risks and uncertainties related to: market adoption of products designed to support the energy transition and customer demand for our partnership’s products; the effects of unexpected weather and geopolitical and macroeconomic events, such as global inflation, bank failures, supply chain disruptions, uncertain market conditions, the armed conflict in Sudan, the ongoing military conflict between Russia and Ukraine and related sanctions and the conflict in the Middle East, on our business and operations as well as those of our partnership, and the extent to which they disrupt the local and global economies, as well as our business and the businesses of our partnership, our customers, distributors and suppliers; sufficiency of our partnership’s cash and access to capital in order to develop its business; the sufficiency of our cash and access to capital in order to meet our liquidity needs, including our ability to pay our growers as our payment obligations come due; our need to comply with the financial covenants included in our loan agreements, refinance certain of our credit facilities and raise additional capital in the future and our ability to continue as a “going concern”; changes in market conditions, including any unexpected decline in commodity prices, may harm our results of operations and revenue outlook; our proprietary seed trait technology products, including Double Team, may not yield their anticipated benefits, including with respect to their impact on revenues and gross margins; changes in the competitive landscape and the introduction of competitive products may negatively impact our results of operations; demand for our Double Team sorghum solution may not be as strong as expected; our business strategic initiatives may not achieve the expected results; previously experienced logistical challenges in shipping and transportation of our products may become amplified, delaying our ability to recognize revenue and decreasing our gross margins; we may be unable to achieve our goals to drive growth, improve gross margins and reduce operating expenses; the inherent uncertainty and significant judgments and assumptions underlying our financial guidance for fiscal 2024; and the risks associated with our ability to successfully optimize and commercialize our business. These and other risks are identified in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended June 30, 2023 and in other filings subsequently made by us with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

S & W SEED COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2024	2023	2024	2023
Revenue	$18,324,635	$17,662,307	$45,621,910	$50,465,974
Cost of revenue (excluding depreciation and amortization)	13,295,335	13,231,836	32,292,173	38,781,701
Gross profit	5,029,300	4,430,471	13,329,737	11,684,273
Operating expenses
Selling, general and administrative expenses	5,636,288	5,990,651	17,315,790	17,289,120
Research and development expenses	936,368	1,208,038	3,017,527	4,226,891
Depreciation and amortization	1,076,231	1,107,206	3,221,272	3,697,544
Gain on disposal of property, plant and equipment	11,065	37,325	(90,625)	32,914
Total operating expenses	7,659,952	8,343,220	23,463,964	25,246,469
Loss from operations	(2,630,652)	(3,912,749)	(10,134,227)	(13,562,196)
Other (income) expense
Foreign currency loss	547,081	331,889	1,163,567	699,428
Government grant income	—	(1,444,044)	—	(1,444,044)
Gain on sale of business interest	—	(38,323,506)	—	(38,323,506)
Gain on disposal of intangible assets	—	—	—	(1,796,252)
Gain on sale of equity investment	—	—	—	(32,030)
Interest expense - amortization of debt discount	466,030	697,840	1,367,620	1,559,595
Interest expense, net	1,396,564	1,163,533	4,140,323	3,042,539
Other (income) expenses	(50,476)	1,641,406	(147,370)	1,597,683
(Loss) income before income taxes	(4,989,851)	32,020,133	(16,658,367)	21,134,391
Benefit from income taxes	(98,816)	(500,118)	(854,594)	(884,078)
(Loss) income before equity in net earnings of affiliates	(4,891,035)	32,520,251	(15,803,773)	22,018,469
Equity in loss of equity method investees, net of tax	586,451	406,678	2,124,676	410,692
Net (loss) income	(5,477,486)	32,113,573	(17,928,449)	21,607,777
(Loss) income attributable to noncontrolling interests	23,051	(5,792)	(9,431)	(16,642)
Net (loss) income attributable to S&W Seed Company	$(5,500,537)	$32,119,365	$(17,919,018)	$21,624,419

Calculation of net loss per share:
Net (loss) income attributable to S&W Seed Company	$(5,500,537)	$32,119,365	$(17,919,018)	$21,624,419
Dividends accrued for participating securities and accretion	(123,359)	(121,137)	(367,835)	(349,260)
Net (loss) income attributable to common shareholders	$(5,623,896)	$31,998,228	$(18,286,853)	$21,275,159

Net (loss) income attributable to S&W Seed Company per common share,
Basic	$(0.13)	$0.75	$(0.42)	$0.50
Diluted	$(0.13)	$0.74	$(0.42)	$0.50
Weighted average number of common shares outstanding,
Basic	43,314,975	42,790,693	43,137,903	42,681,201
Diluted	43,314,975	43,166,148	43,137,903	42,873,830

TABLE A1
S&W SEED COMPANY
ITEMIZED RECONCILIATION BETWEEN OPERATING EXPENSES AND NON-GAAP ADJUSTED OPERATING EXPENSES
(UNAUDITED)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2023	2024	2023
Operating expenses	$7,659,952	$8,343,220	$23,463,964	$25,246,469

Less:
Depreciation and amortization	(1,076,231)	(1,107,206)	(3,221,272)	(3,697,544)

Non-recurring transaction costs	(239,580)	(703,221)	(563,079)	(965,840)

Gain on disposal of property, plant and equipment	(11,065)	(37,325)	90,625	(32,914)

Non-GAAP adjusted operating expenses	$6,333,076	$6,495,468	$19,770,238	$20,550,171

TABLE A2
S&W SEED COMPANY
ITEMIZED RECONCILIATION BETWEEN NET LOSS AND NON-GAAP ADJUSTED NET LOSS
(UNAUDITED)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2023	2024	2023
Net (loss) income attributable to S&W Seed Company	$(5,500,537)	$32,119,365	$(17,919,018)	$21,624,419

Interest expense - amortization of debt discount	466,030	697,840	1,367,620	1,559,595

Other finance expenses	—	1,458,168	—	1,458,168

Gain on disposal of intangible assets	—	—	—	(1,796,252)

Non-recurring transaction costs	239,580	703,221	563,079	965,840

Dividends accrued for participating securities and accretion	(123,359)	(121,137)	(367,835)	(349,260)

Gain on sale of business interest	—	(38,323,506)	—	(38,323,506)

Equity in loss of equity method investee (Vision Bioenergy), net of tax	487,618	323,538	1,841,630	323,538

Non-GAAP adjusted net loss	$(4,430,669)	$(3,142,511)	$(14,514,524)	$(14,537,458)

Non-GAAP adjusted net loss attributable to S&W Seed Company per common share,
Basic	$(0.10)	$(0.07)	$(0.34)	$(0.34)
Diluted	$(0.10)	$(0.07)	$(0.34)	$(0.34)
Weighted average number of common shares outstanding,
Basic	43,314,975	42,790,693	43,137,903	42,681,201
Diluted	43,314,975	43,166,148	43,137,903	42,873,830

TABLE B
S&W SEED COMPANY
ITEMIZED RECONCILIATION BETWEEN NET LOSS AND NON-GAAP ADJUSTED EBITDA
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2024	2023	2024	2023
Net (loss) income attributable to S&W Seed Company	$(5,500,537)	$32,119,365	$(17,919,018)	$21,624,419

Interest expense, net	1,396,564	1,163,533	4,140,323	3,042,539

Interest expense - amortization of debt discount	466,030	697,840	1,367,620	1,559,595

Other finance expenses	—	1,458,168	—	1,458,168

Benefit from income taxes	(98,816)	(500,118)	(854,594)	(884,078)

Depreciation and amortization	1,076,231	1,107,206	3,221,272	3,697,544

Non-recurring transaction costs	239,580	703,221	563,079	965,840

Non-cash stock-based compensation	284,083	620,887	979,230	1,382,895

Foreign currency loss	547,081	331,889	1,163,567	699,428

Gain on disposal of intangible assets	—	—	—	(1,796,252)

Gain on sale of business interest	—	(38,323,506)	—	(38,323,506)

Gain on sale of equity investment	—	—	—	(32,030)

Equity in loss of equity method investee (Vision Bioenergy), net of tax	487,618	323,538	1,841,630	323,538

Dividends accrued for participating securities and accretion	(123,359)	(121,137)	(367,835)	(349,260)

Non-GAAP adjusted EBITDA	$(1,225,525)	$(419,114)	$(5,864,726)	$(6,631,160)

S & W SEED COMPANY
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	As of March 31, 2024	As of June 30, 2023
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$171,009	$3,398,793
Accounts receivable, net	22,459,754	24,622,727
Notes receivable, net	—	6,846,897
Inventories, net	43,484,334	45,098,268
Prepaid expenses and other current assets	2,561,455	4,099,027
TOTAL CURRENT ASSETS	68,676,552	84,065,712
Property, plant and equipment, net	9,912,619	10,082,168
Intellectual property, net	20,611,847	21,650,534
Other Intangibles, net	7,426,679	8,082,325
Right of use asset - operating leases	2,460,730	2,983,303
Equity method investments	21,072,140	23,059,705
Other assets	3,049,792	2,066,081
TOTAL ASSETS	$133,210,359	$151,989,828
LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$13,241,747	$13,312,180
Deferred revenue	2,493,506	464,707
Accrued expenses and other current liabilities	7,395,982	8,804,456
Current portion of working capital lines of credit, net	42,031,443	44,900,779
Current portion of long-term debt, net	4,523,229	3,808,761
TOTAL CURRENT LIABILITIES	69,685,907	71,290,883
Long-term debt, net, less current portion	4,863,782	4,499,334
Other non-current liabilities	1,811,121	2,102,030
TOTAL LIABILITIES	76,360,810	77,892,247
MEZZANINE EQUITY
Preferred stock, $0.001 par value; 3,323 shares authorized; 1,695 issued and outstanding at March 31, 2024 and June 30, 2023	5,641,983	5,274,148
TOTAL MEZZANINE EQUITY	5,641,983	5,274,148
STOCKHOLDERS' EQUITY
Common stock, $0.001 par value; 75,000,000 shares authorized; 43,339,975 issued and 43,314,975 outstanding at March 31, 2024; 43,004,011 issued and 42,979,011 outstanding at June 30, 2023	43,340	43,004
Treasury stock, at cost, 25,000 shares at March 31, 2024 and June 30, 2023	(134,196)	(134,196)
Additional paid-in capital	168,540,941	167,768,104
Accumulated deficit	(109,889,570)	(91,932,808)
Accumulated other comprehensive loss	(7,410,638)	(6,987,791)
Noncontrolling interests	57,689	67,120
TOTAL STOCKHOLDERS' EQUITY	51,207,566	68,823,433
TOTAL LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS' EQUITY	$133,210,359	$151,989,828

S & W SEED COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended March 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(17,928,449)	$21,607,777
Adjustments to reconcile net loss from operating activities to net cash used in operating activities:
Stock-based compensation	979,230	1,382,895
Bad debt expense	566,037	(76,575)
Inventory write-down	1,484,310	1,125,715
Depreciation and amortization	3,221,272	3,697,544
Gain on disposal of property, plant and equipment	(90,625)	32,914
Gain on disposal of intangible assets	—	(1,796,252)
Gain on sale of equity investment	—	(38,323,506)
Gain on sale of equity investment	—	(32,030)
Equity in loss of equity method investees, net of tax	2,124,676	410,692
Government grant income	—	(1,444,044)
Change in deferred tax provision	(820,443)	(915,449)
Change in foreign exchange contracts	(776,255)	(167,688)
Foreign currency transactions	779,069	(1,320,052)
Amortization of debt discount	1,367,620	1,559,595
Accretion of note receivable	(153,110)	—
Changes in:
Accounts receivable	1,388,556	(347,874)
Unbilled accounts receivable	60,500	(149,735)
Inventories	(135,119)	(2,961,203)
Prepaid expenses and other current assets	491,054	1,470,258
Other non-current assets	78,475	(790,520)
Accounts payable	98,185	1,868,140
Deferred revenue	2,028,799	806,691
Accrued expenses and other current liabilities	(329,424)	(1,438,490)
Other non-current liabilities	(16,180)	(27,198)
Net cash used in operating activities	(5,581,822)	(15,828,395)
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of business interest	6,000,000	7,000,000
Proceeds from partnership transaction	1,000,000	2,000,000
Additions to property, plant and equipment	(1,216,987)	(925,747)
Proceeds from disposal of property, plant and equipment	161,573	6,292
Capital contributions to partnerships	(147,239)	(119,897)
Net proceeds from sale of equity investment	—	400,000
Net cash provided by investing activities	5,797,347	8,360,648
CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from sale of common stock	(165,812)	152,750
Taxes paid related to net share settlements of stock-based compensation awards	(29,447)	(25,663)
Borrowings and repayments on lines of credit, net	(3,338,119)	7,825,838
Borrowings of long-term debt	1,080,672	298,694
Repayments of long-term debt	(527,908)	(1,361,496)
Debt issuance costs	(462,391)	(324,629)
Net cash (used in) provided by financing activities	(3,443,005)	6,565,494
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(304)	415,208
NET DECREASE IN CASH & CASH EQUIVALENTS	(3,227,784)	(487,045)
CASH AND CASH EQUIVALENTS, beginning of the period	3,398,793	2,056,508
CASH AND CASH EQUIVALENTS, end of period	$171,009	$1,569,463
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for:
Interest	$4,136,236	$3,313,565
Income taxes	22,225	130